SB ADJUSTABLE RATE INCOME FUND

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.
   CASH PORTFOLIO
   GOVERNMENT PORTFOLIO
   MUNICIPAL PORTFOLIO


 Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
JUNE 2, 2005 filed on JUNE 20, 2005.
(Accession No. 0001193125-05-119196)